CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 for Larson Davis Incorporated, of our report dated August 4, 1995, relating to the June 30, 1995, financial statements of Larson Davis Incorporated, which appears in such Prospectus. We also consent to the reference to use under the heading "Experts."


/s/ Pritchett Siler & Hardy

PRITCHETT SILER & HARDY, P.C.
(formerly Peterson, Siler & Stevenson, P.C.)


Salt Lake City, Utah
February 29, 1996